Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	info@rcmt.com	Bradley S. Vizi
Pennsauken, NJ 08109	www.rcmt.com	Executive Chairman
Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

SECOND QUARTER RESULTS

Pennsauken, NJ – August 6, 2025 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of solutions designed to enhance the operational performance of its customers through the deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen and twenty-six weeks ended June 28, 2025.

RCM Technologies reported revenue of $78.2 million for the thirteen weeks ended June 28, 2025 (the current quarter), an increase of 13.0% compared to $69.2 million for the thirteen weeks ended June 29, 2024 (the comparable prior quarter). Gross profit was $22.3 million for the current quarter, an 11.4% increase compared to $20.0 million for the comparable prior quarter. The Company experienced GAAP net income of $3.8 million, or $0.50 per diluted share, for the current quarter compared to $3.8 million, or $0.47 per diluted share, for the comparable prior quarter. The Company experienced adjusted EBITDA (non-GAAP) of $8.1 million for the current quarter, as compared to $7.2 million for the comparable prior quarter. The Company experienced $0.69 of adjusted net income per diluted share (non-GAAP) for the current quarter as compared to $0.57 for the comparable prior quarter, an increase of 21.1%.

RCM Technologies reported revenue of $162.6 million for the twenty-six weeks ended June 28, 2025 (the current period), an increase of 15.3% compared to $141.1 million for the twenty-six weeks ended June 29, 2024 (the comparable prior-year period). Gross profit was $44.3 million for the current period, a 9.6% increase compared to $40.4 million for the comparable prior-year period. The Company experienced GAAP net income of $8.0 million, or $1.04 per diluted share, for the current period compared to $7.7 million, or $0.95 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $15.9 million for the current period, as compared to $14.0 million for the comparable prior-year period. The Company experienced $1.32 of adjusted net income per diluted share (non-GAAP) for the current period as compared to $1.11 for the comparable prior-year period, an increase of 18.9%.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “The second quarter exhibited consistent growth across all three segments demonstrating the resilience of the model as we build towards an expected strong second half of the year.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “Momentum within Engineering continues to build as we unlock the next leg of growth in the business.”

Conference Call

On Thursday, August 7, 2025, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:30 a.m. Eastern Time. The dial-in number is (888) 272-8703.

About RCM

RCM Technologies (NasdaqGM: RCMT) is a business and technology solutions provider with world-class talent in key market segments. We help design, build, and enable the Industries of Tomorrow, Today. Operating at the intersection of resources, critical infrastructure and modernization of industries, RCM is a provider of services in Health Care, Engineering, Aerospace & Defense, Process & Industrial, Life Sciences and Data & Solutions. www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, such as cash flows, our pipeline, and potential project wins, and our expectations for investment and growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Thirteen Weeks Ended
	June 28, 2025	June 29, 2024
Revenue	$78,166	$69,164
Cost of services	55,889	49,163
Gross profit	22,277	20,001
Selling, general and administrative	15,275	13,545
Depreciation and amortization of property and equipment	401	332
Amortization of acquired intangible assets	-	46
Potential stock issuance and financial transactions	-	259
Operating income	6,601	5,819
Other expense, net	929	574
Income before income taxes	5,672	5,245
Income tax expense	1,887	1,483
Net income	$3,785	$3,762

Diluted net earnings per share data	$0.50	$0.47
Diluted weighted average shares outstanding	7,537,787	7,955,943

	Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024
Revenue	$162,639	$141,103
Cost of services	118,384	100,735
Gross profit	44,255	40,368
Selling, general and administrative	30,246	27,744
Depreciation and amortization of property and equipment	825	619
Amortization of acquired intangible assets	-	91
Potential stock issuance and financial transactions	-	259
Operating income	13,184	11,655
Other expense, net	1,627	1,000
Income before income taxes	11,557	10,655
Income tax expense	3,586	2,941
Net income	$7,971	$7,714

Diluted net earnings per share data	$1.04	$0.95
Diluted weighted average shares outstanding	7,650,272	8,078,049

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands, Except Per Share Amounts)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures. Our management believes that these non-GAAP financial measures (“Adjusted operating income,” “EBITDA,” “Adjusted EBITDA,” “Adjusted net income” and “Adjusted diluted net earnings per share”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons. Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share should not be considered alternatives to operating income or net income, as the case may be, as an indicator of performance. In addition, Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP operating income and GAAP net income and the corresponding adjustments used to calculate Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share for the thirteen and twenty-six weeks ended June 28, 2025 and June 29, 2024.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP operating income	$6,601	$5,819	$13,184	$11,655
Adjustments
Potential stock issuance and financing transactions	-	259	-	259
Equity compensation	1,133	752	1,906	1,387
Adjusted operating income (non-GAAP)	$7,734	$6,830	$15,090	$13,301

GAAP net income	$3,785	$3,762	$7,971	$7,714
Income tax expense	1,887	1,483	3,586	2,941
Interest expense, net	650	581	1,301	1,059
Depreciation of property and equipment	401	332	825	619
Amortization of acquired intangible assets	-	46	-	91
EBITDA (non-GAAP)	$6,723	$6,204	$13,683	$12,424

Adjustments
Potential stock issuance and financing transactions	-	259	-	259
Loss (gain) on foreign currency transactions	279	(7)	326	(59)
Equity compensation	1,133	752	1,906	1,387
Adjusted EBITDA (non-GAAP)	$8,135	$7,208	$15,915	$14,011

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis (Continued)

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$3,785	$3,762	$7,971	$7,714
Adjustments
Potential stock issuance and financing transactions	-	259	-	259
Loss (gain) on foreign currency transactions	279	(7)	326	(59)
Equity compensation	1,133	752	1,906	1,387
Tax impact from normalized rate	(26)	(204)	(137)	(364)
Adjusted net income (non-GAAP)	$5,171	$4,562	$10,066	$8,937

GAAP diluted net earnings per share	$0.50	$0.47	$1.04	$0.95
Adjustments
Potential stock issuance and financing transactions	-	$0.03	-	$0.03
Loss (gain) on foreign currency transactions	$0.04	-	$0.05	-
Equity compensation	$0.15	$0.09	$0.25	$0.17
Tax impact from normalized rate	-	($0.02)	($0.02)	($0.04)
Adjusted diluted net earnings per share (non-GAAP)	$0.69	$0.57	$1.32	$1.11

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended June 28, 2025
	Specialty Health Care	Engineering	Life Sciences, Data and Solutions	Consolidated

Revenue	$42,822	$26,521	$8,823	$78,166
Cost of services	30,545	20,031	5,313	55,889
Gross profit	$12,277	$6,490	$3,510	$22,277
Gross profit margin	28.7%	24.5%	39.8%	28.5%

	Thirteen Weeks Ended June 29, 2024
	Specialty Health Care	Engineering	Life Sciences, Data and Solutions	Consolidated

Revenue	$36,932	$22,508	$9,724	$69,164
Cost of services	26,293	16,542	6,328	49,163
Gross profit	$10,639	$5,966	$3,396	$20,001
Gross profit margin	28.8%	26.5%	34.9%	28.9%

	Twenty-Six Weeks Ended June 28, 2025
	Specialty Health Care	Engineering	Life Sciences, Data and Solutions	Consolidated

Revenue	$86,105	$58,663	$17,871	$162,639
Cost of services	61,624	45,989	10,771	118,384
Gross profit	$24,481	$12,674	$7,100	$44,255
Gross profit margin	28.4%	21.6%	39.7%	27.2%

	Twenty-Six Weeks Ended June 29, 2024
	Specialty Health Care	Engineering	Life Sciences, Data and Solutions	Consolidated

Revenue	$75,114	$46,013	$19,976	$141,103
Cost of services	53,409	34,540	12,786	100,735
Gross profit	$21,705	$11,473	$7,190	$40,368
Gross profit margin	28.9%	24.9%	36.0%	28.6%

RCM Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share Amounts)

	June 28,	December 28,
	2025	2024
	(Unaudited)
Current assets:
Cash and cash equivalents	$5,472	$4,729
Accounts receivable and contract assets, net of provision for credit losses of $1,541 at June 28, 2025 and $1,570 at December 28, 2024	83,749	77,960
Transit accounts receivable	7,500	7,315
Prepaid expenses and other current assets	3,988	7,034
Total current assets	100,709	97,038

Property and equipment, net	7,433	7,368

Other assets:
Deposits	259	230
Deferred tax assets, foreign	135	120
Goodwill	22,147	22,147
Operating right of use asset	4,903	5,174
Total other assets	27,444	27,671

Total assets	$135,586	$132,077

Current liabilities:
Accounts payable and accrued expenses	$9,762	$13,369
Transit accounts payable	22,385	23,870
Accrued payroll and related costs	10,369	9,929
Finance lease payable	715	698
Income taxes payable	788	346
Operating lease liability	1,116	1,046
Contingent consideration from acquisitions	212	212
Deferred revenue	9,143	4,163
Total current liabilities	54,490	53,633

Deferred income taxes, net, domestic	4,526	4,526
Finance lease payable, net of current position	750	1,112
Operating lease liability, net of current position	4,019	4,355
Borrowings under line of credit	34,015	34,967
Total liabilities	97,800	98,593

Contingencies (note 15)

Stockholders’ equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock, $0.05 par value; 40,000,000 shares authorized;
17,928,284 shares issued and 7,390,385 shares outstanding at June 28, 2025 and 17,838,372 shares issued and 7,602,113 shares outstanding at December 28, 2024	896	890
Additional paid-in capital	120,088	118,845
Accumulated other comprehensive loss	(2,723)	(2,920)
Retained earnings (accumulated deficit)	2,033	(5,938)
Treasury stock, 10,537,899 shares at June 28, 2025 and
10,236,259 shares at December 28, 2024	(82,508)	(77,393)
Total stockholders’ equity	37,786	33,484

Total liabilities and stockholders’ equity	$135,586	$132,077

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	June 28, 2025	June 29, 2024
Net income	$3,785	$3,762
Adjustments to reconcile net income to cash used in operating activities	1,796	1,442
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(15,322)	6,628
Prepaid expenses and other current assets	1,253	(916)
Net of transit accounts receivable and payable	2,722	(527)
Accounts payable and accrued expenses	(4,739)	(660)
Accrued payroll and related costs	(2,236)	(2,462)
Operating lease liabilities	(294)	(154)
Income taxes payable	501	(638)
Deferred revenue	4,681	(836)
Deposits	(25)	86
Total adjustments	(11,663)	1,963
Net cash (used in) provided by operating activities	($7,878)	$5,725

Net cash used in investing activities	(473)	(398)
Net cash provided by (used in) financing activities	8,491	(3,796)
Effect of exchange rate changes on cash and cash equivalents	151	(150)
Increase in cash and cash equivalents	$291	$1,381

	Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024
Net income	$7,971	$7,714
Adjustments to reconcile net income to cash used in operating activities	3,255	2,692
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(5,764)	3,826
Prepaid expenses and other current assets	3,040	(796)
Net of transit accounts receivable and payable	(1,671)	(746)
Accounts payable and accrued expenses	(3,381)	685
Accrued payroll and related costs	429	(1,486)
Operating lease liabilities	(535)	(458)
Income taxes payable	430	(187)
Deferred revenue	5,037	797
Deposits	(29)	110
Total adjustments	811	4,437
Net cash provided by operating activities	$8,782	$12,151

Net cash used in investing activities	(900)	(1,067)
Net cash used in financing activities	(7,092)	(13,510)
Effect of exchange rate changes on cash and cash equivalents	(47)	(378)
Increase (decrease) in cash and cash equivalents	$743	($2,804)